Exhibit 1.1

MERITAGE HOMES CORPORATION

$500,000,000 5.650% Senior Notes due 2035

UNDERWRITING AGREEMENT

February 27, 2025

J.P. Morgan Securities LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

as Representatives (the “Representatives”) of the several Underwriters

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

Meritage Homes Corporation, a Maryland corporation (the “Company”), and each of the Guarantors (as defined herein) (together with the Company, the “Obligors”) agree with you as follows:

1. Issuance of Notes. The Company proposes to issue and sell to the parties listed on Schedule II hereto (the “Underwriters”) $500,000,000 aggregate principal amount of 5.650% Senior Notes due 2035 (the “Offered Notes”). The Offered Notes will be issued pursuant to an indenture (the “Base Indenture”), to be dated the Closing Date (as defined herein), by and among the Company, the guarantors from time to time party thereto and Regions Bank, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of the Closing Date (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Company’s obligations under the Offered Notes and the Indenture will be unconditionally guaranteed (the “Guarantees”) on an unsecured senior basis by each of the entities listed on Schedule I hereto (each, a “Guarantor” and collectively, the “Guarantors”). All references herein to the Offered Notes include the related Guarantees, unless the context otherwise requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3ASR (File No. 333-279002) and Amendment No. 1 thereto (the “S-3ASR Amendment”), including a prospectus, relating to the Offered Notes. Such registration statement, at the time it became effective, including as amended by the S-3ASR Amendment and the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Offered Notes. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to 3:00 p.m. (New York City time) on the date of this Agreement, the time when sales of the Offered Notes were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 27, 2025, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Annex A hereto.

This Agreement, the Offered Notes, the Guarantees and the Indenture are hereinafter sometimes referred to collectively as the “Note Documents.” As used herein, the term “Transactions” means the consummation of the transactions contemplated by the Note Documents (including the issuance of the Offered Notes) as described in the Time of Sale Information and the payment of related fees and expenses. The Note Documents and all of the other documents entered into in connection with the Transactions are hereinafter collectively referred to as the “Transaction Documents.”

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants of the Underwriters contained in this Agreement, the Company agrees to issue and sell to the Underwriters, and, on the basis of the representations, warranties and covenants of the Obligors contained in this Agreement and subject to the terms and conditions contained in this Agreement, each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Offered Notes set forth opposite its name on Schedule II hereto. The purchase price for the Offered Notes shall be 98.689% of their principal amount (the “Purchase Price”).

3. Delivery and Payment. Delivery of, and payment of the Purchase Price for, the Offered Notes shall be made at 10:00 a.m. (New York City time) on March 6, 2025 or at such other time or place on the same or such date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing, at the offices of Davis Polk & Wardwell LLP at 450 Lexington Avenue, New York, New York 10017. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

The Company understands that the Underwriters intend to make a public offering of the Offered Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered Notes on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Offered Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Offered Notes purchased by it to or through any Underwriter.

Payment for the Offered Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Offered Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Offered Notes duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4. Agreements of the Obligors. The Obligors, jointly and severally, covenant and agree with the Underwriters as follows:

(a) To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, to file any Issuer Free Writing Prospectus (as defined below) (including the Pricing Term Sheet referred to in Exhibit A hereto) to the extent required by Rule 433 under the Act; to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 4:00 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request; and to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) To furnish, without charge, to each of the Representatives and to each other Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Offered Notes by any Underwriter or dealer.

(c) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and to not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which any of the Representatives reasonably objects.

(d) To advise the Representatives promptly, and confirm such advice in writing, (i) during the Prospectus Delivery Period, when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement during the Prospectus Delivery Period or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) during the Prospectus Delivery Period, of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Offered Notes and, if any such order is issued, to use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) To qualify the Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Offered Notes; provided that none of the Obligors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated other than by reason of a default by the Underwriters, to pay all costs, expenses, fees and disbursements reasonably incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution (including any form of electronic distribution) and filing under the Act of the Registration Statement (including the S-3ASR Amendment), the Preliminary Prospectus, the Prospectus (in each case, including, without limitation, financial statements) any Issuer Free Writing Prospectus and any Time of Sale Information, including all exhibits, amendments and supplements thereto, (ii) all reasonable expenses (including travel expenses) of the Obligors and the Representatives in connection with any meetings with prospective investors in the Offered Notes (including any electronic roadshow), (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement (iv) [reserved], (v) the issuance, transfer and delivery by the Company and the Guarantors of the Offered Notes and the Guarantees, respectively, to the Underwriters, (vi) the qualification or registration of the Offered Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final “Blue Sky” or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Underwriters relating thereto, not to exceed $5,000), (vii) [reserved], (viii) the preparation of certificates for the Offered Notes, (ix) the approval of the Offered Notes by DTC for “book-entry” transfer, (x) the rating of the Offered Notes by rating agencies, (xi) the fees and expenses of the Trustee and its counsel and (xii) the performance by the Obligors of their other obligations under the Note Documents.

(i) To use the proceeds from the sale of the Offered Notes in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of proceeds.”

(j) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Offered Notes.

(k) During the period from the date hereof through and including the Closing Date, to not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by any of the Obligors and having a tenor of more than one year.

(l) To comply in all material respects with all of their obligations set forth in the representations letter of the Company to DTC relating to the approval of the Offered Notes by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Offered Notes by DTC for “book-entry” transfer.

(m) To make generally available to the Company’s security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(n) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Notes.

(o) Pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

5. Representations and Warranties. (a) The Obligors, jointly and severally, represent and warrant to the Underwriters that, as of the date hereof and as of the Closing Date:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Obligors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Obligors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(ii) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Obligors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Obligors in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(iii) The Obligors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes (each such communication by the Obligors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) a Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Exhibit A hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case unless approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Obligors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Obligors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(iv) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Notes has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(v) The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission , as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) As of the date shown therein, the Company shall have an authorized capitalization as set forth under the heading “Capitalization” in each of the Registration Statement, the Time of Sale Information and the Prospectus. All of the issued and outstanding shares of capital stock or other equity interests of the Obligors have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (such subsidiaries, other than Buckeye Land, L.L.C., Arcadia Ranch L.L.C. and Sundance Buckeye, LLC, are referred to herein as the “Subsidiaries”). Except as set forth in the last sentence of this Section 5(a)(vi), all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, are owned, directly or indirectly, by the Company free and clear of all liens, charges, encumbrances, equities or claims. Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus or in this last sentence of this Section 5(a)(vi), there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries.

(vii) Each of the Company and the Subsidiaries (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate, limited liability company, partnership or other similar power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

(viii) Each of the Obligors has all requisite power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated by the Note Documents to be consummated by such party and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Offered Notes, and each

Guarantor has all requisite power and authority to execute, deliver and perform all its obligations under its Guarantee. Each of the Obligors has duly authorized the execution, delivery and performance of each of the Note Documents to which it is a party. Each of the Note Documents conforms, or when executed and delivered will conform, in all material respects to the descriptions thereof in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(ix) This Agreement has been duly and validly executed and delivered by each Obligor.

(x) The Indenture, when duly and validly authorized, executed and delivered by each Obligor (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Obligor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought, whether in a court of equity or law (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(xi) The Offered Notes, when issued, authenticated by the Trustee and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(xii) The Guarantees, when the Offered Notes are executed, issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(xiii) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Offered Notes shall have been paid by or on behalf of the Obligors at or prior to such date.

(xiv) None of the Company or any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject

(collectively, “Agreements and Instruments”), (C) in violation of any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (D) in violation of any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties, which in the case of clauses (B), (C) and (D) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xv) The execution, delivery and performance by each of the Obligors of the Transaction Documents to which it is a party, including but not limited to the consummation of the offer and sale of the Offered Notes and the other Transactions, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or lapse of time or both, would constitute a default) under, or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Guarantor pursuant to (A) the charter, bylaws or other constitutive documents of any of the Company or any Guarantor, (B) any of the Agreements and Instruments, except as would not reasonably be expected to have a Material Adverse Effect or materially adverse to the consummation of the transactions contemplated hereunder, (C) assuming the accuracy of the representations and warranties of the Underwriters in Section 5(b) of this Agreement, any law, statute, rule or regulation applicable to the Company or any Guarantor or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Guarantor or their respective assets or properties. Assuming the accuracy of the representations and warranties of the Underwriters in Section 5(b) of this Agreement, no shareholder approval and no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any Guarantor for the execution, delivery and performance by the Company and the Guarantors of the Transaction Documents to which they are party including the consummation of any of the transactions contemplated thereby, except for (1) the registration of the offer and sale of the Offered Notes under the Act, (2) the qualification of the Indenture under the Trust Indenture Act, (3) such as have been or will be obtained or made on or prior to the Closing Date and (4) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Notes are being offered by the Underwriters. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

(xvi) Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is (A) no legal, governmental or regulatory investigation, action, demand, claim, suit, arbitration, inquiry or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign (“Actions”), now pending or, to the knowledge of the Obligors, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Obligors, that has been proposed by any governmental body or agency, domestic or foreign and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject that (x) in the case of clause (A) above, if determined adversely to the Company or any Subsidiary, could, individually or in the aggregate, reasonably be expected (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Offered Notes (including the Guarantees) in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents and (y) in the case of clauses (B) and (C) above, could, individually or in the aggregate, reasonably be expected (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Offered Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated hereby. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Offered Notes that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects. There are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(xvii) Except as could not reasonably be expected to have a Material Adverse Effect, no labor problem or dispute with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened.

(xviii) Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (x) is, and has been, in compliance with, and not subject to costs, obligations or liabilities under or relating to federal, state, local or foreign laws, statutes, regulations, ordinances, codes, permits, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder, relating to pollution, protection of public and employee health and safety and the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, natural resources, wildlife or natural habitats), or hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Materials”) applicable to it or its business or operations or ownership or use of its property (including, but not limited to, the (i) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (ii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom) (“Environmental Laws”), (y) possesses all permits, licenses, authorizations or other approvals required under applicable Environmental Laws, and (z) has not received notice of any actual or potential liability under or relating to any Environmental Laws or Hazardous Substances, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice. The Company and each Subsidiary is not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect.

(xix) The Company and each Subsidiary have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, a “License”), necessary to engage in the business conducted by it in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where failure to hold such Licenses could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such License, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Licenses are valid and in full force and effect and the Company and each Subsidiary are in compliance in all material respects with the terms and conditions of all such Licenses and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Licenses, except for any invalidity, failure to be in full force and effect or noncompliance with any License that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) The Company and each Subsidiary have valid title in fee simple to all items of real property and valid title to all personal property owned by each of them (excluding land banks, homeowners’ associations, golf clubs and district properties) as generally described in each of the Registration Statement, the Time of Sale Information and the Prospectus, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary to an extent that such interference could reasonably be expected to have a Material Adverse Effect, and (B) liens described in each of the Registration Statement, the Time of Sale Information and the Prospectus. Any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

(xxi) Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each Subsidiary owns, possesses or has the right to use or employ all patents, patent rights, licenses, inventions, designs, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, together with all related rights, including the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with (and none of them knows of any such infringement or a conflict with) any rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, could reasonably be expected to have a Material Adverse Effect. Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, the use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on, misappropriate or otherwise violate the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary has taken reasonable steps to secure their interests in Intellectual Property developed by their employees and contractors and to protect the confidentiality of all of their confidential or sensitive information and trade secrets, except where the failure to take such steps could not reasonably be expected to have a Material Adverse Effect.

(xxii) Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and except as could not reasonably be expected to have a Material Adverse Effect: (i) the Company and each Subsidiary owns, possesses or has the right to access and use all computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company or any Subsidiary, and any such data maintained, processed or stored by third parties on behalf of the Company or any Subsidiary), websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and each Subsidiary (the “Company IT Systems and Data”), (ii) the Company IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and each Subsidiary as currently conducted, (iii) the Company and each Subsidiary has implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices, (iv) the Company and each Subsidiary have not experienced, and are not aware of, any cyber-attack, security breach, unauthorized access or other similar compromise to the Company IT Systems and Data, and (v) the Company and each Subsidiary is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of Company IT Systems and Data and to the protection of the Company IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxiii) All tax returns required to be filed by the Company and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed (taking into account extensions); and all taxes, including withholding, value added and franchise taxes, penalties and interest, assessments, fees and other charges that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and, in each case, except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Obligors, there are no material proposed additional tax assessments against any of the Company and the Subsidiaries or their assets or property.

(xxiv) Neither the Company nor any trade or business that is treated as a single employer with the Company under Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (such trade or business, a “Controlled Group Member”) has any liability for any prohibited transaction or any failure to comply with the minimum funding standards (under Section 412 of the Code) or any termination or complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Controlled Group Member makes or has in the prior six years made a contribution and in which any employee of the Company or any Controlled Group Member is or has in the prior six years been a participant. With respect to such plans, the Company and each Controlled Group Member are in compliance in all material respects with all applicable provisions of ERISA and the Code.

(xxv) None of the Company or any Subsidiary is, after giving effect to the offering and the sale of the Offered Notes and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(xxvi) Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A)transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvii) (A) The Company and each Subsidiary has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); (B) such disclosure controls and procedures comply with the requirements of the Exchange Act and are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; (C) the Company has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer, prior to the date hereof, to the Company’s auditors and the Audit Committee of the Board of Directors: (x) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; (D) any material weaknesses in internal controls have been identified for the Company’s auditors; and (E) since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except, in the case of clauses (A), (B) and (E), as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(xxviii) The Company and any of the officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxix) The Company and each Subsidiary maintains insurance covering their properties, assets, operations, personnel and businesses, and, in the good faith estimate of management, such insurance is of such type and in such amounts as is in accordance with customary industry practice in the locations where the Company and each Subsidiary conduct operations, taking into account the costs and availability of such insurance.

(xxx) None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Obligors to facilitate the sale or resale of the Offered Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Offered Notes in a manner that would require registration of the Offered Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Obligor in a manner that would require registration of the Offered Notes under the Act.

(xxxi) None of the Company or any Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

(xxxii) Deloitte & Touche LLP is a registered independent accounting firm with respect to the Company within the meaning of the Act. The historical financial statements, including any amendment thereto, and the notes thereto incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus). The supporting schedules included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information required to be stated therein; and the other financial and statistical information and data included in each of the Registration Statement, the Time of Sale Information and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been prepared in good faith in accordance with the Commission’s rules and guidelines applicable thereto and the Company is not aware that it fails to comply with the Commission’s rules and guidelines. The Company has no reason to believe that the interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not true and correct.

(xxxiii) No Obligor is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and no Obligor has knowledge of any person contemplating the filing of any such petition against any Obligor.

(xxxiv) Except as described in the section titled “Underwriting” in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Underwriters that would give rise to a valid claim against the Company, any Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Offered Notes.

(xxxv) The statistical and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(xxxvi) Neither the Company nor any of the Subsidiaries has either sent or received any notice of termination of any of the contracts or agreements filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 or Forms 8-K filed after December 31, 2024, and no such termination has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

(xxxvii) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxviii) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti- Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(xxxix) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or any of the Guarantors, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, HM Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Subsidiaries or any

of the Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xl) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Offered Notes.

Each certificate or document signed by any officer of the Obligors and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Obligors to the Underwriters as to the matters covered by such certificate or document. The Obligors acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 of this Agreement, counsel to the Obligors and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and the Obligors hereby consent to such reliance.

(b) Each Underwriter hereby represents and agrees that:

(i) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A hereto or prepared pursuant to Section 4(c) or Section 5(a)(iii) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Exhibit A hereto without the consent of the Company.

(ii) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Each Underwriter understands that the Obligors and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 hereof, counsel to the Obligors and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and each Underwriter hereby consents to such reliance.

6. Indemnification. (a) Each of the Obligors, jointly and severally, agrees to indemnify and hold harmless the Underwriters, the affiliates of the Underwriters, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Underwriter and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no Obligor will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to any Underwriter made therein in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company through the Representatives by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 9 hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Obligor, each of its respective directors and officers who signed the Registration Statement and each person, if any, who controls any Obligor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Underwriter made therein in reliance upon and in conformity with information relating to such Underwriter furnished in writing to the Company through the Representatives by or on behalf of such Underwriter expressly for use therein. The only such information furnished by the Underwriters is the information specified in Section 9 hereof.

(c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it otherwise may have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) the indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party will not be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) designated by the indemnified party or parties at any time for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Obligors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Obligors, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Offered Notes (net of underwriting discounts and commissions but before deducting expenses) received by the Obligors are to (y) the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Obligors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Obligors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

The Obligors and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discount and commissions applicable to the Offered Notes pursuant to this Agreement received by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls any Obligor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Obligor or person who controls such Obligor shall have the same rights to contribution as such Obligor. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Notes they have agreed to purchase hereunder and not joint.

8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Offered Notes on the Closing Date as provided for in this Agreement shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) All of the representations and warranties of the Obligors contained in this Agreement shall be true and correct in all material respects, or true and correct where such representations and warranties are already qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Obligors shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

(c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental body, agency or official that would, as of the Closing Date prevent the issuance of the Offered Notes or the Guarantees thereof or the consummation of any of the Transactions and, except as disclosed in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Obligors, threatened against any Obligor before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(d) As of December 31, 2024, none of the Company or any Subsidiary shall have had any material liabilities or obligations, direct or contingent, that were not set forth in the Company’s consolidated balance sheet as of such date or in the notes thereto or in the documents incorporated by reference therein set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus or otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus. Since December 31, 2024, except as set forth in or contemplated by each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) none of the Company or any Subsidiary shall have incurred any liabilities or obligations, direct or contingent, except in the ordinary course of business and consistent with past practice, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) there shall not have been any event or development in respect of the business or condition (financial or other) of the Company or the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (iii) there shall not have been any incurrence of additional long-term debt (or any modifications, amendments or waivers to or under any agreements relating to any long-term debt) by the Company or any of the Subsidiaries, other than under any existing line of credit or revolving credit facility in the ordinary course of business.

(e) The Underwriters shall have received (i) a certificate, dated the Closing Date signed by the Chief Executive Officer and the Chief Financial Officer of the Company, and (ii) certificates, dated the Closing Date signed by a duly authorized officer of each Guarantor, confirming, as of such date, to their knowledge, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

(f) The Underwriters shall have received on the Closing Date opinions each dated as of such date, addressed to the Underwriters, of Snell & Wilmer L.L.P., counsel to the Obligors, and Venable LLP, Maryland counsel to the Company, in each case in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter (each satisfactory in form and substance to the Underwriters) each dated as of such date, of Davis Polk & Wardwell LLP, counsel to the Underwriters.

(h) The Underwriters shall have received a customary “comfort letter” from Deloitte & Touche LLP, independent public accountants for the Company, dated the date hereof and dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and counsel to the Underwriters, with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto. The letter to be delivered by Deloitte & Touche LLP on the Closing Date shall, among other things, reaffirm the statements made in the letter delivered to the Underwriters on the date hereof and shall cover the financial and accounting information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto.

(i) The Obligors and the Trustee shall have executed and delivered the Indenture and the Underwriters shall have received copies thereof.

(j) All government authorizations required in connection with the issue and sale of the Offered Notes as contemplated under this Agreement and the performance of the Obligors’ obligations hereunder and under the Indenture and the Offered Notes shall be in full force and effect.

(k) The Underwriters shall have been furnished with such other information as they may reasonably request.

(l) Davis Polk & Wardwell LLP, counsel to the Underwriters, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(m) All agreements to be complied with on or prior to the Closing Date set forth in the representation letter of the Obligors to DTC relating to the approval of the Offered Notes by DTC for “book-entry” transfer shall have been complied with.

(n) All costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation payable to the Underwriters and their affiliates in connection with the transactions contemplated by this Agreement shall have been, or simultaneously with the issuance of the Offered Notes shall be, paid.

(o) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities issued or guaranteed by an Obligor by any “nationally recognized statistical rating organization,” as such term is defined for purposes of the Exchange Act.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Underwriters by or on the date hereof or the Closing Date.

9. Underwriters’ Information. The Obligors and the Underwriters severally acknowledge that the statements set forth in the first paragraph under the caption “Underwriting—Price stabilization and short positions” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by the Underwriters expressly for use in the Registration Statement, the Time of Sale Information or the Prospectus.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in or made pursuant to this Agreement, including the agreements contained in Section 4(h), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person of any Underwriter or by or on behalf of the Obligors or any controlling person thereof, and shall survive delivery of and payment for the Offered Notes to and by the Underwriters. The agreements contained in Sections 4(h), 6, 7, 9, 10, 11(d), 14, 15, 16, 18, 21, 20 and 23 shall survive the termination of this Agreement, including pursuant to Section 11.

11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Underwriters, without liability (other than with respect to Sections 6 and 7) on the Underwriters’ part to the Obligors if, on or prior to such date, (i) the Obligors shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Underwriters under this Agreement to be fulfilled by the Obligors pursuant to Section 8 is not fulfilled when and as required and not waived in writing by the Underwriters, (iii) trading in any Obligor’s securities on any exchange or in the over the counter market shall have been suspended; (iv) trading in securities generally on the Exchange, NYSE American or the Nasdaq Stock Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (v) a general banking moratorium shall have been declared by federal or New York authorities, (vi) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international financial or capital markets, making it, in the Underwriters’ reasonable judgment, impracticable to proceed with the offering or delivery of the Offered Notes on the terms and in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus or (vii) there shall have been such a material adverse change or material disruption in the financial, banking or capital markets generally (including, without limitation, the markets for debt securities of companies similar to the Company) or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Underwriters’ reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Offered Notes on the Closing Date on the terms and in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be given at the address and in the manner specified in Section 11(d) below, confirmed in writing by letter, if given other than by letter.

(d) If this Agreement shall be terminated pursuant to clauses (iii) through (vii) of Section 11(b), the Obligors shall not then be under any liability to the Underwriters except as provided in Sections 4(h), 6 and 7 hereof but if this Agreement shall be terminated pursuant to any other clause of Section 11(b) or if the sale of the Offered Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Obligors to satisfy any condition to the obligations of the Underwriters set forth in this Agreement to be satisfied on their part or because of any refusal, inability or failure on the part of the Obligors to perform any agreement in this Agreement or comply with any provisions of this Agreement, the Obligors will reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of the Underwriters’ counsel incurred in connection with this Agreement.

12. Defaulting Underwriter. (a) If, on the Closing Date any Underwriter defaults on its obligation to purchase the Offered Notes that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Notes on such terms. If other persons become obligated or agree to purchase the Offered Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 12, purchases Offered Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Notes that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Offered Notes to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Notes that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Notes that such Underwriter agreed to purchase on such date) of the Offered Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Offered Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Notes that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of Offered Notes to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b)

above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4(h) hereof and except that the provisions of Sections 6 and 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

13. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

14. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, (fax: (212) 834-6081); Attention: Investment Grade Syndicate Desk; BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, (Facsimile: 212-901-7881); Attention: High Grade Debt Capital Markets Transaction Management/Legal; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, (Fax No.: (212) 902-9316, Email: registration-syndops@ny.email.gs.com); Attention: Registration Department; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, (Email: legalnotices@mizuhogroup.com); Attention: Debt Capital Markets, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (telephone: (212) 450-4000), Attention: Michael Kaplan, Esq.; and if sent to the Obligors, shall be mailed or delivered to Meritage Homes Corporation, 18655 North Claret Drive, Suite 400, Scottsdale, AZ 85255 (telephone: (480) 515-8100, fax: (480) 998-9178), Attention: Hilla Sferruzza and Malissia Clinton, with a copy to Snell & Wilmer L.L.P., One East Washington Street, Suite 2700, Phoenix AZ 85004 (telephone: (602) 382-6000), Attention: Jeff Beck, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, each of the Underwriters, the Obligors and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Underwriters.

16. Construction. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

17. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

18. Submission to Jurisdiction. Each of the Obligors hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including but not limited to the Transactions. Each of the Obligors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Obligors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each Obligor, as applicable, and may be enforced in any court to the jurisdiction of which each Obligor, as applicable, is subject by a suit upon such judgment.

19. Counterparts. This Agreement may be executed by facsimile and in various counterparts that together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21. No Fiduciary Relationship. The Obligors hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Offered Notes. The Obligors further acknowledge that each of the Underwriters is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to the Obligors, their management, stockholders, creditors or any other person in connection with any activity that such Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Offered Notes, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Obligors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Obligors hereby confirm their understanding and agreement to that effect. The Obligors and each Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Underwriter to the Obligors regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Offered Notes, do not constitute advice or recommendations to the Obligors. The Obligors hereby waive and release, to the fullest extent permitted by law, any claims that such Obligors may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Obligors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

22. Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its respective clients, including the Obligors, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23. Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank.]

If the foregoing Underwriting Agreement correctly sets forth the understanding among the Obligors and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Obligors and the Underwriters.

MERITAGE HOMES CORPORATION

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE PASEO CROSSING, LLC

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE PASEO CONSTRUCTION, LLC

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOLDINGS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

MTH-CAVALIER, LLC By: Meritage Homes Construction, Inc. Its: Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MTH GOLF, LLC By: Meritage Homes Construction, Inc. Its: Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

CALIFORNIA URBAN HOMES, LLC By: Meritage Homes of California, Inc. Its: Sole Member and Manager

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF TEXAS, LLC By: Meritage Homes of Texas Holding, Inc. Its: Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OPERATING COMPANY, LLC By: Meritage Holdings, L.L.C. Its: Manager By: Meritage Homes of Texas Holding, Inc. Its: Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

WW PROJECT SELLER, LLC By: Meritage Paseo Crossing, LLC Its: Sole Member By: Meritage Homes of Arizona, Inc. Its: Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF THE CAROLINAS, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

CAREFREE TITLE AGENCY, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

M&M FORT MYERS HOLDINGS, LLC By: Meritage Paseo Crossing, LLC Its: Sole Member and Manager By: Meritage Homes of Arizona, Inc. Its: Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF FLORIDA REALTY, LLC By: Meritage Homes of Florida, Inc. Its: Sole Member and Manager

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF TENNESSEE, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

MERITAGE HOMES OF SOUTH CAROLINA, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MTH REALTY LLC By: Meritage Paseo Crossing, LLC Its: Sole Member and Manager By: Meritage Homes of Arizona, Inc. Its: Sole Member

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF GEORGIA, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

MTH GA REALTY LLC By: Meritage Homes of Georgia, Inc. Its: Sole Member and Manager

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MTH SC REALTY LLC By: Meritage Homes of South Carolina, Inc. Its: Sole Member and Manager

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MTH FINANCIAL HOLDINGS, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MLC HOLDINGS, INC. DBA MLC LAND HOLDINGS, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

MERITAGE HOMES OF GEORGIA REALTY, LLC By: Meritage Homes of Georgia, Inc. Its: Sole Member and Manager

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF UTAH, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE SERVICES COMPANY, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES INSURANCE AGENCY, INC.

By:	/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

MERITAGE HOMES OF MISSISSIPPI, INC.

/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

MERITAGE HOMES OF ALABAMA, INC.

/s/ Hilla Sferruzza
Name: Hilla Sferruzza
Title: Executive Vice President, CFO

[Signature Page to Underwriting Agreement]

Confirmed and accepted as of
the date first above written:

J.P. MORGAN SECURITIES LLC Acting on behalf of itself and as Representative of the several Underwriters

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

Confirmed and accepted as of
the date first above written:

BOFA SECURITIES, INC. Acting on behalf of itself and as Representative of the several Underwriters

By:	/s/ Robert Colucci
Name: Robert Colucci
Title: Managing Director

Confirmed and accepted as of
the date first above written:

GOLDMAN SACHS & CO. LLC Acting on behalf of itself and as Representative of the several Underwriters

By:	/s/ Jonathan Zwart
Name: Jonathan Zwart
Title: Managing Director

[Signature Page to Underwriting Agreement]

Confirmed and accepted as of

the date first above written:

MIZUHO SECURITIES USA LLC Acting on behalf of itself and as Representative of the several Underwriters

By:	/s/ Timothy Blair
Name: Timothy Blair
Title: Managing Director

[Signature Page to Underwriting Agreement]

ANNEX A

1. Term sheet containing the terms of the securities, substantially in the form of Exhibit A of the Agreement.

Schedule I

Guarantors

1.	Meritage Paseo Crossing, LLC
2.	Meritage Paseo Construction, LLC
3.	Meritage Homes of Arizona, Inc.
4.	Meritage Homes Construction, Inc.
5.	Meritage Homes of Texas Holding, Inc.
6.	Meritage Homes of California, Inc.
7.	Meritage Homes of Texas Joint Venture Holding Company, LLC
8.	Meritage Holdings, L.L.C.
9.	Meritage Homes of Nevada, Inc.
10.	MTH-Cavalier, LLC
11.	MTH Golf, LLC
12.	Meritage Homes of Colorado, Inc.
13.	Meritage Homes of Florida, Inc.
14.	California Urban Homes, LLC
15.	Meritage Homes of Texas, LLC
16.	Meritage Homes Operating Company, LLC
17.	WW Project Seller, LLC
18.	Meritage Homes of the Carolinas, Inc.
19.	Carefree Title Agency, Inc.
20.	M&M Fort Myers Holdings, LLC
21.	Meritage Homes of Florida Realty LLC
22.	Meritage Homes of Tennessee, Inc.
23.	Meritage Homes of South Carolina, Inc.
24.	MTH Realty LLC
25.	Meritage Homes of Georgia, Inc.
26.	MTH GA Realty LLC
27.	MTH SC Realty LLC
28.	MTH Financial Holdings, Inc.
29.	MLC Holdings, Inc. dba MLC Land Holdings, Inc.
30.	Meritage Homes of Georgia Realty, LLC
31.	Meritage Homes Insurance Agency, Inc.
32.	Meritage Homes of Utah, Inc.
33.	Meritage Services Company, Inc.
34.	Meritage Homes of Mississippi, Inc.
35.	Meritage Homes of Alabama, Inc.

Schedule II

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$86,350,000
BofA Securities, Inc.	$86,350,000
Goldman Sachs & Co. LLC	$86,350,000
Mizuho Securities USA LLC	$86,350,000
Fifth Third Securities, Inc.	$27,800,000
PNC Capital Markets LLC	$27,800,000
Regions Securities LLC	$27,800,000
Truist Securities, Inc.	$27,800,000
U.S. Bancorp Investments, Inc.	$27,800,000
TCBI Securities, Inc.	$5,400,000
Wedbush Securities Inc.	$5,400,000
Comerica Securities, Inc.	$4,800,000

Total	$500,000,000

Exhibit A

Free Writing Prospectus

(to the Preliminary Prospectus Supplement dated February 27, 2025)

Filed Pursuant to Rule 433

Registration Statement No. 333-279002

MERITAGE HOMES CORPORATION

$500,000,000

5.650% SENIOR NOTES DUE 2035

Pricing Term Sheet

February 27, 2025

Issuer:	Meritage Homes Corporation, a Maryland corporation (the “Company”).

Title of Securities:	5.650% Senior Notes due 2035 (the “Notes”).

Aggregate Principal Amount:	$500,000,000.

Maturity Date:	March 15, 2035.

Interest:	5.650% per year.

Public Offering Price:	99.439% of principal amount, plus accrued interest, if any, from March 6, 2025.

Yield to Maturity:	5.724%.

Underwriting Discount:	0.750%.

Pricing Date:	February 27, 2025.

Expected Settlement Date*:	March 6, 2025 (T+5).

Expected Ratings**:	Moody’s: Baa3 (stable) / S&P: BBB- (stable) / Fitch: BBB- (stable).

Spread to Benchmark Treasury:	+ 143 basis points.

Benchmark Treasury:	4.625% due February 15, 2035.

Benchmark Treasury Price/Yield:	102-21 / 4.294%.

Interest Payment Dates:	Interest will accrue from March 6, 2025 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025.

Optional Redemption:	Prior to December 15, 2034 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-

annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds:

The Company estimates that the net proceeds from this offering will be approximately $493,445,000, after deducting underwriting discounts and commissions, but before deducting estimated offering expenses.

The Company intends to use the net proceeds from this offering for general corporate purposes.

CUSIP / ISIN:	59001ABG6 / US59001ABG67.

Joint Book-Running Managers:

J.P. Morgan Securities LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Fifth Third Securities, Inc.

PNC Capital Markets LLC

Regions Securities LLC

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

Co-Managers	TCBI Securities, Inc. Wedbush Securities Inc. Comerica Securities, Inc.

*

Note: The Company expects to deliver the Notes against payment for the Notes on the fifth business day following the trading date of the Notes (T+5). Under Rule 15c6-1 of the U.S. Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the Notes more than one business day prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle T+5, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC by calling collect at 1-212-834-4533; or from BofA Securities, Inc. by calling 1-800-294-1322; or from Goldman Sachs & Co. LLC by calling 1-866-471-2526; or from Mizuho Securities USA LLC by calling 1-866-271-7403.

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Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

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